LOAN AGREEMENT

                                   DATED AS OF

                                December 7, 2005

                                     Between

                                   FT-TOY LLC,
                                  as Borrower,

                                       and

                            ARBOR REALTY FUNDING LLC
                                    as Lender

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                                Table of Contents

                                                                            Page

ARTICLE I. DEFINITIONS, RULES OF CONSTRUCTION AND  ACCOUNTING TERMS............1
       Section 1.01. Defined Terms.............................................1
       Section 1.02. Rules of Construction.....................................7
       Section 1.03. Accounting Principles and Terms...........................7

ARTICLE II. LOAN...............................................................7
       Section 2.01. Loan......................................................7
       Section 2.02. Computation and Payment of Interest.......................7
       Section 2.03. Payment of Principal......................................8
       Section 2.04. Method of Payment.........................................8
       Section 2.05. Application of Payments...................................8
       Section 2.06. Extension of Term.........................................9
       Section 2.07. Late Charge...............................................9
       Section 2.08. Prepayments...............................................9
       Section 2.09. Repurchase Agreement.....................................10
       Section 2.10. Usury Limitation.........................................10
       Section 2.11. Note.....................................................10
       Section 2.12. Use of Proceeds..........................................10

ARTICLE III. CONDITIONS PRECEDENT.............................................11
       Section 3.01. Conditions Precedent.....................................11

ARTICLE IV. SINGLE PURPOSE ENTITIES...........................................12
       Section 4.01. Single Purpose Entity....................................12

ARTICLE V. GENERAL REPRESENTATIONS............................................14
       Section 5.01. General Representations and Warranties...................14

ARTICLE VI. NEGATIVE COVENANTS................................................16
       Section 6.01. Liens....................................................16
       Section 6.02. Sale of Assets...........................................17
       Section 6.03. Distributions............................................17
       Section 6.04. Organizational Documents.................................17
       Section 6.05. Name, Address and Structure..............................17

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                                Table of Contents
                                   (continued)

                                                                            Page

ARTICLE VII. EVENTS OF DEFAULT AND REMEDIES...................................17
       Section 7.01. Events of Default........................................17
       Section 7.02. Remedies.................................................19

ARTICLE VIII. MISCELLANEOUS...................................................20
       Section 8.01. Taxes....................................................20
       Section 8.02. Appointment of Lender Attorney-in-Fact...................21
       Section 8.03. Indemnity and Expenses...................................21
       Section 8.04. Usury....................................................22
       Section 8.05. Amendments...............................................22
       Section 8.06. Addresses for Notices....................................22
       Section 8.07. Assignment and Participation.............................22
       Section 8.08. Sale of Note or Securitization...........................22
       Section 8.09. Governing Law............................................24
       Section 8.10. Submission to Jurisdiction...............................24
       Section 8.11. Counterparts.............................................25
       Section 8.12. Right of Setoff..........................................25
       Section 8.13. Further Assurances.......................................25
       Section 8.14. Miscellaneous............................................25
       Section 8.15. WAIVER OF JURY TRIAL.....................................26
       Section 8.16. Full Recourse............................................26


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      LOAN AGREEMENT dated as of December 7, 2005 ("Agreement") between FT-TOY
LLC ("Borrower") and Arbor Realty Funding LLC ("Lender").

      The parties to this Agreement hereby agree as follows:

                ARTICLE I. DEFINITIONS, RULES OF CONSTRUCTION AND
                                ACCOUNTING TERMS

      Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings:

      "Affiliate" means any Person which directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.

      "Agreement" means this Loan Agreement.

      "Applicable Interest Rate" means the greater of (a) the LIBOR Rate plus three percent (3.0%) per annum and (b) the Rate (as defined in the Repurchase Agreement) Lender is required to pay Wachovia under the Repurchase Agreement with respect to the Fourth Mezzanine Loan plus one (1.0%) per annum.

      "ARLP Guaranty" means the Guaranty dated the date hereof made by Arbor Realty Limited Partnership in favor of Borrower.

      "Assignee" shall have the meaning specified in "Sale of Note or Securitization" (Section 8.08).

      "Borrower" means FT-TOY LLC, a Delaware limited liability company.

      "Business Day" means any day on which banks are not authorized or required to close in New York City.

      "Closing Date" means December 7, 2005.

      "Code" means the Internal Revenue Code of 1986.

      "Control" or "Controlling" or "Controlled" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Default" means any of the events specified in "Events of Default" (Section 7.01), whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.


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      "Default Rate" means a rate per annum equal to the lesser of (1) the
Applicable Interest Rate plus 5% per annum, or (2) the maximum interest rate which may be collected from Borrower under applicable Law.

      "Dollars" and the sign "$" means lawful money of the United States of America.

      "Extension Notice" has the meaning specified in "Extension of Term" (Section 2.06).

      "Eurodollar Business Day" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

      "Event of Default" means any of the events specified in "Events of Default" (Section 7.01), provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "First Payment Date" means January 9, 2006.

      "Fourth Mezzanine Borrower" means 200 Fifth Mezz Four LLC, a Delaware limited liability company.

      "Fourth Mezzanine Loan" means that certain mezzanine loan in the original principal amount of $60,000,000.00 made by Lender, as successor in interest to Column Financial, Inc. to Fourth Mezzanine Borrower pursuant to the Fourth Mezzanine Loan Agreement.

      "Fourth Mezzanine Loan Agreement" means the Fourth Mezzanine Loan Agreement, dated July 28, 2005, as amended, by and between Fourth Mezzanine Borrower and Lender, as successor in interest to Column Financial, Inc.

      "GAAP" means generally acceptable accounting principles as then in effect in the United States.

      "Governmental Approvals" means any authorization, consent, or approval of, or any license, permit, or certification issued by, or any exemption of, registration or filing with, or report or notice to, any Governmental Authority.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantor" means Winthrop Realty Trust (f/k/a First Union Real Estate Equity and Mortgage Investments), an Ohio business trust.

      "Indebtedness" means, with respect to any Person, each of the following
(1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services, including trade obligations, (2) all obligations evidenced by bonds, debentures, notes or other similar instruments, (3) obligations as lessee under capital leases, (4) reimbursement obligations under letters of credit issued for the account of any Person, (5) all reimbursement


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obligations arising under bankers' or trade acceptances, (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, and (7) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed, and (8) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated July 28, 2005, by and among, Lender, as successor in interest to Column Financial, Inc., as third, fourth and fifth mezzanine lender, Marathon Special Opportunity Master Fund, Ltd., as successor in interest to Column Financial, Inc., as first mezzanine lender, Marathon Special Opportunity Master Fund, Ltd., as successor in interest to Column Financial, Inc., as second mezzanine lender, and Column Financial, Inc., as senior lender.

      "Interest Period" means each period commencing on the ninth day of the preceding calendar month and ending on the eighth day of the calendar month in which such Payment Date occurs, provided, however, that (1) the first Interest Period shall commence on the Closing Date and end on December 8, 2005, and (2) the final Interest Period shall end on the Maturity Date and in no event shall any Interest Period end after the Maturity Date.

      "Law" means any treaty, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation of any of the foregoing by a Governmental Authority or otherwise, together with any judicial or administrative order, consent decree, judgment or agreement with a Governmental Authority.

      "Lender" means Arbor Realty Funding LLC, a Delaware limited liability company.

      "Lender's Office" means 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553.

      "LIBOR Rate" means for any Interest Period, the per annum London Interbank Offered Rate determined on the basis of the offered rates for one month Eurodollar deposits as set forth in the New York City edition of The Wall Street Journal or any successor publication thereto. If The Wall Street Journal (1) publishes more than one such London Interbank Offered Rate, the average of such rates shall apply, or (2) ceases to publish the London Interbank Offered Rate, then the London Interbank Offered Rate shall be determined from such substitute financial reporting service as Lender in its reasonable discretion shall determine.


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      "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

      "Loan" has the meaning specified in "Loan" (Section 2.01).

      "Loan Documents" means this Agreement, the Note, the Pledge Agreement, the Recourse Guaranty, or any other document or agreement entered into pursuant to, as required by, or in connection with any such document or agreement, or any or all of the foregoing, all as the context may require.

      "Material Adverse Change" means either (1) a material adverse change in the status of the business, assets, liabilities, results of operations, conditions (financial or otherwise), property or prospects of Borrower or Guarantor, or (2) any event or occurrence of whatever nature which could have a material adverse effect on the ability of Borrower or Guarantor to perform its obligations under the Loan Documents to which it is a party.

      "Maturity Date" means the earlier of: (1) April 9, 2008, subject to the extension of the term of the Loan pursuant to the terms, provisions and conditions of "Extension of Term" (Section 2.06); or (2) the date the obligation to repay the Loan is accelerated in accordance with the terms and provisions of this Agreement.

      "Maximum Legal Rate" means the maximum non-usurious interest rate, if any, that at ay time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

      "Note" has the meaning specified in "Note" (Section 2.10).

      "Obligations" means any and all present and future liabilities and obligations of Borrower to Lender, including those under or in connection with this Agreement and the other Loan Documents, together with all reasonable fees and expenses incurred in collecting any or all of such liabilities and obligations or enforcing any rights under this Agreement or any other Loan Document, including all reasonable fees and expenses of counsel to Lender and of any experts and agents which may be paid or incurred by Lender in collecting any such items or enforcing any such rights.

      "Organizational Documents" means all documents and agreements providing for, or related to, the formation, organization and governance of Borrower, including its articles of organization and operating agreement and any agreement among its members related to such limited liability company.


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      "Participation Agreement" means the Participation and Servicing Agreement dated the date of this Agreement, by and between Lender and Borrower.

      "Participation Interest" has the meaning specified in "Use of Proceeds" (Section 2.12).

      "Payment Date" means with respect to each Interest Period, the ninth day of the calendar month following each Interest Period, provided, however, that with respect to the last Interest Period, the Payment Date shall be the Maturity Date.

      "Permitted Liens" means the Lien under and pursuant to the Pledge
Agreement.

      "Permitted Transfer" has the meaning set forth in the definition of "Prohibited Transfer."

      "Person" means an individual, partnership (including limited liability partnerships), a limited liability company, corporation, business trust, a joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Pledge Agreement" means the Pledge and Security Agreement dated as of the date of this Agreement by Borrower for the benefit of Lender.

      "Prohibited Transfer" means the Sale or Encumbrance of direct or indirect interests in a Restricted Party, including, without limitation, (1) if a Restricted Party is a corporation, general partnership, limited partnership, or limited liability company, any merger or consolidation involving such Restricted Party, (2) if a Restricted Party is a corporation a Sale or Encumbrance of such corporation's stock or of any profits or proceeds related to such stock or the creation or issuance of new stock, (3) if a Restricted Party is a general partnership, the change, removal, resignation or addition of a partner or the Sale or Encumbrance of any partnership interest of any partner or of any profits or proceed relating to such partnership interest, or the creation of new partnerships interest, (4) if a Restricted Party is a limited partnership, the change, removal, resignation or addition of a general or limited partner or the Sale or Encumbrance of any general or limited partnership interest of any partner or of any profits or proceeds related to such general or limited partnership interest, or the creation of new general or limited partnership interest, (5) if a Restricted Party is a limited liability company, the change, removal, resignation or addition of a member or the Sale or Encumbrance of any membership interest of a member or of any profits or proceeds related to such membership interest, or the creation or issuance of new membership interest, or the change, removal, resignation or addition of a managing member or non-member manager, provided, however, if a Restricted Party is an individual then gifts for estate planning purposes of such individual's interests in a Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of the spouse or any lineal descendant of such individual shall not be a Prohibited Transfer if following such gift those Persons responsible for the management of the Borrower remain unchanged. Notwithstanding the foregoing, any transfer of direct or indirect beneficial ownership or equity


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interests in the Borrower that satisfies the following terms and conditions shall be permitted without Lender's consent ("Permitted Transfer"): (i) such transfer does not violate the Intercreditor Agreement, (ii) after giving effect to such transfer, the Guarantor owns at least twenty five percent (25%) of the direct or indirect beneficial ownership or equity interests in Borrower and controls at least twenty five percent (25%) of the direct or indirect beneficial ownership or equity interests in Borrower, (iii) in the event that after giving effect to the transfer, the transferee obtains twenty percent (20%) or more of the direct or indirect beneficial ownership or equity interests in Borrower, Lender may request credit searches with respect to such transferee and such transferee shall be reasonably acceptable to Lender, (iv) Borrower shall give Lender ten (10) days prior written notice of a Permitted Transfer, and (v) Borrower shall provide Lender with copies of the transfer documents.

      "Rate Adjustment Date" means, with respect to each Interest Period, the first day of such Interest Period (the ninth day of each calendar month).

      "Recourse Guaranty" means the Recourse Guaranty dated the date of this Agreement made by Guarantor for the benefit of Lender. "Repurchase Agreement" shall mean that certain First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of July 12, 2004, among Lender, Wachovia, Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Arbor Realty SR, Inc. as amended by that certain First Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of November 11, 2004, that certain Second Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of December 22, 2004, that certain Omnibus Amendment of Certain Repurchase Documents; Purchaser's Consent; and Joinder, dated as of January 19, 2005, that certain Third Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of February 25, 2005, that certain Fourth Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of May 27, 2005, that certain Fifth Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of June 29, 2005, that certain Sixth Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of October 28, 2005 and that certain Seventh Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of November 9, 2005.

      "Restricted Parties" means Borrower and Guarantor.

      "Sale or Encumbrance" means a voluntary or involuntary transfer or conveyance of a legal or beneficial right, title or interest, whether by sale, lease, assignment, grant of option, right of first refusal, operation of Law or otherwise, or the granting, creation, incurrence, assumption or existence of a Lien or the entering into any agreement to do any of the foregoing.

      "Secondary Market Transaction" shall have the meaning set forth in Section 8.08.

      "Securitization" shall have the meaning set forth in Section 8.08.


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      "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person, (2) the present fair salable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Wachovia" shall mean Wachovia Bank, National Association.

      Section 1.02. Rules of Construction. When used in this Agreement (1) "or" is not exclusive, (2) any pronouns used shall include the corresponding masculine, feminine and neuter forms, (3) the singular form of noun shall include the plural and vice versa, (4) a reference to a Law includes any amendment or modification to such Law, (5) a reference to a Person includes its permitted successors and assigns, (6) unless otherwise provided for in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents, and (7) except where otherwise specifically provided, any reference in this Agreement to a period of "days" means calendar days, not Business Days.

      Section 1.03. Accounting Principles and Terms. Except as otherwise provided in this Agreement, (1) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP, and (2) all accounting terms used in this Agreement shall have the meaning ascribed to such terms by such principles.

                                ARTICLE II. LOAN

      Section 2.01. Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan pursuant to this Agreement ("Loan") to Borrower on the Closing Date in the principal amount of $30,000,000.00. Amounts prepaid on the Loan cannot be reborrowed.

      Section 2.02. Computation and Payment of Interest. Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of the Loan at a rate per annum equal to the Applicable Interest Rate. Interest shall be payable on each Payment Date, except that interest for the period from the Closing Date to the First Payment Date shall be payable on the Closing Date. The Applicable Interest Rate for each Interest Period shall be the Applicable Interest Rate as of the Rate Adjustment Date, except that the initial Applicable Interest Rate shall be determined by Lender as of the Closing Date. Not later than five (5) days prior to each Payment Date, Lender shall give notice to Borrower of the then effective Applicable Interest Rate and the amount of the


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payment required to be made on the next Payment Date, provided, however, if the
Applicable Interest Rate is based on the Rate (as defined in the Repurchase Agreement) Lender shall endeavor to give Borrower prompt notice of any change in such Rate (not including any change in Rate based on LIBOR or the same as may be referenced in the Repurchase Agreement). During the applicable Interest Period, interest shall accrue on the outstanding principal amount of the Loan at the Applicable Interest Rate for such Interest Period. During any period there is an outstanding Event of Default, at the option of Lender, the Loan will bear interest at the Default Rate. The interest rate on the Loan will not exceed the maximum amount permitted under applicable Law. Interest accruing under this Agreement shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. All calculations by Lender of the Applicable Interest Rate and the interest payments due under this Agreement shall be conclusive absent manifest error.

      All payments and other amounts due under this Agreement, the Note and the other Loan Documents shall be made without any setoff, defense and irrespective of, and without deduction for, counterclaims.

      Section 2.03. Payment of Principal. The entire unpaid principal balance of the Loan is due and payable on the Maturity Date.

      Section 2.04. Method of Payment. Borrower agrees to make each payment under this Agreement and the Note on the date when due in Dollars to Lender at Lender's Office or such other location as may be designated by written notice from Lender to Borrower. All payments under this Agreement and the Note shall be made in Dollars. Whenever any payment to be made under this Agreement or this
Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest (and shall not be included in the next Payment Date). Each payment received by Lender after 2:00 p.m. local time at the place then designated by Lender for payment shall be deemed received on the next Business Day. For all purposes under this Agreement, including the payment and accrual of interest, any regularly scheduled payment of interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

      Section 2.05. Application of Payments. All payments received by Lender shall be applied as follows: first, to the payment of all fees and expenses due from Borrower to Lender, second, to the payment of accrued and unpaid interest, and third, to the payment of principal on the Loan. Lender covenants and agrees that it shall apply all payments received on account of the Note towards Lender's then outstanding obligations under the Repurchase Agreement with respect to the Fourth Mezzanine Loan.


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      Section 2.06. Extension of Term. Borrower may extend the Maturity Date one
(1) time for an additional twelve (12) months, provided all of the following terms and conditions are strictly satisfied: (1) at least thirty (30) days prior to the then scheduled Maturity Date, Borrower delivers to Lender written notice (the "Extension Notice") of Borrower's election to extend the Maturity Date for an additional twelve (12) months, such Extension Notice to be delivered only by certified mail or by nationally recognized overnight courier service, to Lender's Office, in each case with return receipt or delivery confirmation requested and retained to evidence strict compliance with the terms and conditions of this Section 2.06, (2) Borrower pays all of Lender's reasonable expenses, if any, incurred in connection with the exercise by Borrower of its option to extend the Maturity Date, (3) no Default or Event of Default exists at any time during the period from the date Borrower delivers the Extension Notice to and including the date on which the extension commences, and (4) Fourth Mezzanine Borrower has extended the term of the Fourth Mezzanine Loan.

      Section 2.07. Late Charge. If any amount payable under this Agreement or the Note or under any other Loan Document is not received by Lender within five
(5) days after such amount is due, Borrower shall pay to Lender, within five (5) days of when requested by Lender, a late charge equal to five percent (5%) of such amount. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate.

      Section 2.08. Prepayments. (a) Borrower may prepay the Loan in whole or in part in accordance with the following provisions: (1) Lender receives from Borrower ten (10) business days' prior written notice specifying the date proposed for prepayment, (2) Borrower pays to Lender all accrued and unpaid interest, including Default Interest (if any), all fees and expenses, including all late charges (if any) and legal fees, and (3) if prepayment is tendered on a day which is not a Payment Date, Borrower pays to Lender an amount equal to the interest that would have accrued on the Note on the amount being prepaid after the date of prepayment through and including the date immediately preceding the next Payment Date had the prepayment not been made, and such sum shall constitute additional consideration for the prepayment and not a penalty (except if the prepayment is made as required by Section 2.09 hereof and Lender is not required to pay any interest in connection with such repurchase under the Repurchase Agreement). Lender shall submit a certificate to Borrower setting forth in reasonable detail the amount required to be paid, which certificate shall be conclusive in the absence of manifest error.

      (b) In the event that Fourth Mezzanine Borrower prepays the Fourth Mezzanine Loan in whole or in part, Borrower shall make a prepayment of the Loan in an amount equal to Borrower's pro rata share (determined in accordance with the Participation Agreement) of the principal prepaid by Fourth Mezzanine Borrower.

      (c) In the event that Lender exercises its rights under Section 14 of the Participation Agreement and purchases Borrower's Junior Participation Interest (as defined in the Participation Agreement), the Loan shall become due and payable on the date on which Lender acquires Borrower's Junior Participation Interest and shall be repaid to Lender simultaneously with such purchase.

      (d) In the event that Borrower exercises its rights under Section 5(b) or
Section 5(c) of the Participation Agreement, the Loan shall become due and payable on the date on which Borrower acquires Lender's Senior Participation Interest (as defined in the Participation Agreement) and shall be repaid to Lender simultaneously with such purchase.

      Section 2.09. Repurchase Agreement. In the event that Lender is required to repurchase the Fourth Mezzanine Loan pursuant to the terms of the Repurchase Agreement and such repurchase is a result of any event relating to the Fourth Mezzanine Loan, the Fourth Mezzanine Borrower or the underlying property with respect to the Fourth Mezzanine Loan, then Lender shall notify Borrower of such repurchase and all amounts due under the Note, including all interest on the Note, and all other amounts payable under any other Loan Document shall be due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.

      Section 2.10. Usury Limitation. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under this Agreement or the Applicable Interest Rate at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under this Agreement or the Applicable Interest Rate. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

      Section 2.11. Note. The Loan shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of the "Note" (Exhibit A) duly completed. The Note shall be (1) in the principal amount of $30,000,000.00, (2) dated the Closing Date, and (3) payable to Lender at Lender's Office. The Loan will be repaid in full on the Maturity Date.

      Section 2.12. Use of Proceeds. The proceeds of the Loan will be used by Borrower to purchase a ninety nine percent (99.0%) participation interest in Lender's rights and interest in and to the Fourth Mezzanine Loan ("Participation Interest") pursuant to the Participation Agreement, which mezzanine loan is secured by a pledge of certain membership interest by Fourth Mezzanine Borrower. Borrower will not, directly or indirectly, use any part of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

                        ARTICLE III. CONDITIONS PRECEDENT

      Section 3.01. Conditions Precedent. The obligation of Lender to enter into this Agreement and to make the Loan is subject to the condition precedent that Lender receives on or before the Closing Date each of the following, each in form and substance satisfactory to Lender and its counsel:

      (a) Certificate of Member of Borrower. A certificate of the managing member of Borrower, dated the Closing Date, certifying to (a) the current Organizational Documents of Borrower, (b) all membership actions taken by Borrower, including resolutions of its members, authorizing the execution, delivery and performance of each of the Loan Documents to which Borrower is a party and each other document or agreement to be delivered pursuant to any of the Loan Documents, and (c) the names and true signatures of each party authorized to act on behalf of Borrower.

      (b) Good Standing Certificates. A certificate of the Secretary of State (or other appropriate official) of the jurisdiction of formation of Borrower dated reasonably near the Closing Date, certifying to the due formation and good standing of Borrower. For each jurisdiction in which Borrower is required to be qualified to conduct business, a certificate of the Secretary of State (or other appropriate official) of such jurisdiction, dated reasonably near the Closing Date, certifying to the due qualification and good standing of Borrower in such jurisdiction.

      (c) Note. The Note duly executed by Borrower.

      (d) Recourse Guaranty. The Recourse Guaranty duly executed by Guarantor.

      (e) Pledge Agreement. The Pledge Agreement duly executed by Borrower together with each certificate (if any) representing the Participation Interest of Borrower pledged pursuant to such Pledge Agreement and an undated assignment executed in blank for each such certificate.

      (f) Lien Search Reports. Receipt of UCC, federal tax lien, state tax lien, bankruptcy, judgment and pending litigation searches in all locations specified by Lender for Borrower and such searches are conducted by a search firm acceptable to Lender.

      (g) Consents. Copies of all consents, licenses and approvals, if any, required for Borrower to execute, deliver and perform under each of the Loan Documents.

      (h) Fees and Expenses. Payment of all fees and expenses required to be paid in accordance with the terms of the Loan Documents.

      (i) Other Matters. Lender shall have received other such statements, certificates, agreements, documents and information with respect to matters contemplated by this Agreement as Lender may reasonably request.

                       ARTICLE IV. SINGLE PURPOSE ENTITIES

      Section 4.01. Single Purpose Entity. Borrower represents, warrants and covenants that the purpose of the Borrower is solely the ownership of the Participation Interest. Borrower did not previously and in the future will not:

      (a) Single Business Purposes. Engage in any business or activity other than the ownership of the Participation Interest and activities incidental thereto,

      (b) Ownership of a Single Asset. Acquire or own any assets other than the Participation Interest,

      (c) Maintenance of Existence. Fail to do all things necessary to preserve its existence and good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or fail to qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is required,

      (d) Legal Formalities. Fail to maintain all customary formalities regarding its existence and operation, including holding regular meetings of the parties responsible for its governance, whether shareholders, directors, partners, members or managers, as applicable,

      (e) Merger or Consolidation. Merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, or suffer any liquidation, dissolution or winding up, in whole or in part, or transfer or otherwise dispose of all or a material portion of its assets, or acquire all or a material portion of the assets or the business of a Person, or enter into a joint venture with any Person or become a partner in a partnership or change its legal structure, or form of business organization; provided, however, that Borrower may reorganize as a limited partnership, corporation or financial trust, so long as
(i) no Default or Event of Default exists, (ii) Lender reviews the revised organizational documents and approves of such documents in its reasonable discretion, (iii) there is no transfer of any interests or control in Borrower to another Person, (iv) Borrower gives Lender 10 business days prior written notice of such proposed reorganization, (v) Borrower continues to comply with the single purpose entity provisions set forth in Section 4.01 hereof, (vi) such reorganization does not violate the Intercreditor Agreement, and (vii) Lender consents to such reorganization, which consent shall not be unreasonably withheld or delayed,

      (f) Maintain Separate Accounts. Commingle its assets or funds with the assets of any other Person, including its Affiliates, or fail to maintain its assets in such a manner that it is costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, including its respective Affiliates,

      (g) Indebtedness. Incur, assume, create or suffer to exist any Indebtedness except the Loan,

      (h) Guarantees. Either (a) pledge any or all of its assets for the benefit of, or to secure the obligations of, any other Person, except for the Liens granted pursuant to the Loan Documents, or (b) hold itself out as responsible for, or assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations of any Person or otherwise assure a creditor of another Person against loss, including an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business,

      (i) Investments Make a loan or advance to a Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, or make any capital contribution to, or otherwise invest in or acquire any interest in any Person, including its Affiliates,

      (j) Transactions With Related Parties. Enter into any contract or agreement with any Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower, and upon fair and reasonable terms no less favorable to Borrower, than Borrower would obtain in a comparable arm's length transaction with a Person that is not an Affiliate,

      (k) Presentation as Separate Legal Entity. Present itself as a division or department of another Person, or fail to (a) hold itself out to the public as a legal Person separate and distinct from any other Person, (b) conduct its business solely in its own name, and (c) correct any known misunderstanding regarding its separate identity,

      (l) Solvency. Fail to remain Solvent and to pay its debts and liabilities from its own assets and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,

      (m) Bankruptcy. Without the unanimous written consent of all of its members, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors,

      (n) Payment of Obligations. Fail to pay its own liabilities from its own separate accounts, including payment of the salaries of its employees,

      (o) Employees. Fail to maintain a sufficient number of employees in light of its contemplated business operations,

      (p) Maintenance of Separate Books and Records. Fail to (a) maintain its records, financial statements, accounting records, books of account, and bank accounts and Organizational Documents separate and apart from those of any other Person, including its Affiliates, (b) prepare its own financial statements or be included in the financial statements of any other Person, except that if required by GAAP, it may be included in the financial statements of another Person (c) file its own tax returns or be included in the tax return of any other Person except as required by applicable Law, or (d) use separate stationery, invoices and checks, and

      (q) Shared Expenses. Fail to allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates.

      Borrower will cause its Organizational Documents to reflect the foregoing provisions in this Section 4.01.

                       ARTICLE V. GENERAL REPRESENTATIONS

      Section 5.01. General Representations and Warranties. Borrower represents and warrants that:

      (a) Formation, Good Standing, Power and Due Qualification of Borrower. Borrower (a) is a limited liability company, duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, (b) has the limited liability company power and authority, to own its assets and to transact the business in which it now engages or proposes to engage in, and (c) is duly qualified as a foreign limited liability company, and in good standing under the laws of each other jurisdiction in which such qualification is required.

      (b) Authority of Borrower. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents to which it is a party are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not and will not (a) require any consent or approval of its managers or members, as the case may be, which has not been obtained, or (b) contravene its Organizational Documents.

      (c) No Contravention of Borrower. The execution, delivery and performance by Borrower of this Agreement and each other Loan Documents to which it is a party do not and will not (a) violate any provision of any Law, order, writ, judgment, injunction, decree, determination, in effect applicable to Borrower,
(b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which any property of Borrower may be bound or affected, or (c) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower other than the Permitted Liens.

      (d) Legally Enforceable. This Agreement and each other Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

      (e) Authorization. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (a) for the execution, delivery or performance by Borrower of this Agreement or any other Loan Document to which it is a party, (b) the consummation of the transaction contemplated by the Loan Documents, or (c) for the exercise by Lender of the rights and remedies provided for in this Agreement or any other Loan Document.

      (f) Information. No information, exhibit, or report furnished by Borrower or any other Person to Lender in connection with the making of the Loan contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. There has been no material adverse change in any condition, fact, circumstance or event that would make any of the information, exhibits or reports furnished in connection with the making of the Loan inaccurate, incomplete or otherwise misleading in any material respect. Borrower has disclosed to Lender in writing any and all facts that could result in a Material Adverse Change.

      (g) Financial Information. All financial information, including all financial statements, delivered by Borrower and each other Person in connection with the making of the Loan are materially true and correct as of their date, and accurately reflect the financial condition of Borrower and each such Person as of the date of such statements. Neither Borrower nor any such Person has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that could result in a Material Adverse Change. There has been no Material Adverse Change since the date of such financial statements. Neither Borrower nor any such Person has entered into any contracts or agreements not reflected in such financial statements, other than in the ordinary course of business.

      (h) Tax Returns. To the extent required, Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The charges, accruals and reserves on the books of Borrower for taxes or other governmental charges are adequate. No additional tax liability has been asserted against Borrower or any assessment received by Borrower which remains open and unpaid.

      (i) Compliance With Law. Borrower is in compliance in all material respects with all applicable Laws. Borrower is not in default with respect to any order, writ, demand, injunction or decree of any Governmental Authority. Borrower possesses and is in compliance with all Governmental Approvals required to conduct its business as now conducted and as presently proposed to be conducted.

      (j) Embargoed Person. None of the funds or other assets of Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. Law ("Embargoed Person") with the result that either (1) the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), or (2) the making of the Loan is in violation of Law. None of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that either (1) the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), or (2) the making of the Loan is prohibited by Law.

      (k) Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or Guarantor, before any court, arbitration panel or other governmental body, which, in any one case or in the aggregate, could result in a Material Adverse Change.

      (l) No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

      (m) Partnerships and Joint Ventures. Borrower is not a partner in any partnership nor a party to a joint venture.

      (n) Other Agreements. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any Organizational Document restriction which has resulted in, or could result in, a Material Adverse Change. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party where such default has resulted in, or could result in, a Material Adverse Change.

      (o) Governmental Regulation. Borrower is not subject to any Law limiting its ability to incur its obligations under any of the Loan Documents to which it is a party, including the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or the Bank Holding Company Act of 1956.

      (p) Organizational Chart. The organizational chart attached as Schedule 1 hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date of this Agreement.

      (q) Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement and the other Loan Documents, and any other documents, instruments or agreements relating thereto to which Borrower, is bound, will be Solvent.

      (r) Legal Status and Structure. Borrower's exact legal name as indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower's mailing address, if different, which were identified by Borrower to Lender and contained in this Agreement, are true, accurate and complete.

                         ARTICLE VI. NEGATIVE COVENANTS

      So long as the Note remains unpaid or any other amount is owing by Borrower or Guarantor to Lender under any Loan Document, Borrower shall not:

      Section 6.01. Liens. Create, incur, assume, or suffer to exist, any Lien, upon or with respect to any of its properties or assets, now owned or hereafter acquired, except for Permitted Liens.

      Section 6.02. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets, except the sale or other disposition of assets no longer used or useful in the conduct of its business.

      Section 6.03. Distributions. At any time there is an outstanding Default or Event of Default, declare or make any distribution to any of its members.

      Section 6.04. Organizational Documents. Enter into any amendment, modification, waiver, termination or restatement of any Organizational Document.

      Section 6.05. Name, Address and Structure. Change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change (or change its type of organization, jurisdiction of organization or other legal structure), provided, however, Borrower may reorganize as a limited partnership, corporation or business trust pursuant to Section 4.01(e) hereof.

                   ARTICLE VII. EVENTS OF DEFAULT AND REMEDIES

      Section 7.01. Events of Default. Each of the following events is an "Event of Default":

      (a) Payment Default. Borrower fails to: (a) pay the principal or interest on the Note when due and payable (other than all amounts due on the Maturity
Date), (b) make any of the prepayments required by this Agreement as and when required, (c) pay any other fees or expenses required to be paid within five (5) Business Days after Borrower receives notice that payment of such fees and expenses is due, or (d) pay all amounts due on the Maturity Date,

      (b) Breach of Representations or Warranties. Any representation or warranty made by Borrower or Guarantor in any Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document, was (a) in the case of such representation or warranty which is not subject to a Material Adverse Change exception, incorrect in any material respect on or as of the date made, or (b) in the case of such representation or warranty which is subject to a Material Adverse Change exception, incorrect on or as of the date made,

      (c) Breach of Covenant (No Cure Period). Borrower fails to perform or observe any term, covenant or agreement contained in "Single Purpose Entity" (Article IV) or "Assignment and Participation" (Section 8.07) on its part to be performed or observed,

      (d) Breach of Covenant (With Cure Period). Borrower fails to perform or observe any term, covenant or agreement otherwise contained in this Agreement or any other Loan Documents (other than obligations specifically referred to elsewhere in this Section) to which it is a party on its part to be performed or observed, and such failure remains unremedied for thirty (30) consecutive calendar days after the occurrence thereof, provided, however, that if (a) the default is capable of being cured but with diligence cannot be cured within such period of thirty (30) days, (b) Borrower has commenced the cure within such thirty (30) day period and has pursued such cure diligently, and (c) Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence reasonably satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event beyond ninety (90) days after the occurrence of such default,

      (e) Cross Default. Borrower (a) fails to pay all or any portion of, other than indebtedness in an amount of less than One Hundred Thousand Dollars ($100,000), of the indebtedness of such party when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (b) fails to perform or observe any term, covenant or condition on the part of Borrower to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof,

      (f) Insolvency and Bankruptcy. Borrower or Guarantor (a) is insolvent, (b) is not, or is unable to, or admits in writing its inability to, pay its debts as such debts become due, or (c) makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (d) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation whether now or hereafter in effect, or (e) has any such petition or application filed, or any such proceeding commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of ninety (90) days or more, or is the subject of any proceeding under which its assets are subject to seizure, forfeiture or divestiture, or (f) by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property, or (g) suffers any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more,

      (g) Judgment. One or more final and non-appealable judgments, decrees or orders for the payment of money is rendered against (i) Borrower in an amount in excess of Fifty Thousand Dollars ($50,000) (individually and in the aggregate) and such judgments, decrees or orders continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal, or (ii) Guarantor in an amount in excess of One Million Dollars ($1,000,000) (individually and in the aggregate), and such judgments, decrees or orders continue unsatisfied and in effect for a period of twenty (20) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal,

      (h) Loan Documents. At any time and for any reason any Loan Document ceases to be in full force and effect, or is declared null and void, or the validity or enforceability of such Loan Document is contested by any party to such Loan Document (other than Lender), or any party (other than Lender) to any Loan Document denies it has any further liability or obligation under such Loan Document, or any party (other than Lender) to a Loan Document fails to perform any of its obligations under such Loan Document,

      (i) Security Documents. At any time and for any reason the Pledge Agreement cease: (a) to create a valid Lien in and to the property purported to be subject to such Pledge Agreement, or (b) if the Lien on the property purported to be subject to such Pledge Agreement ceases for any reason to be a perfected first priority Lien in any or all of such property,

      (j) Prohibited Transfer. The occurrence of a Prohibited Transfer,

      (k) Material Adverse Change. A Material Adverse Change occurs,

      (l) Organizational Documents. If there are any changes to the material terms or provisions of any of the Organizational Documents after the date of this Agreement or any Persons party to any Organizational Document fails to comply with the terms of such Organizational Document in any material respect,

      (m) Other Events of Default. The occurrence of an Event of Default under and as defined in any other Loan Document,

      (n) Default Under Participation Agreement. The occurrence and continuance of an event of default beyond any applicable notice and grace periods under the Participation Agreement,

      (o) Default under Fourth Mezzanine Loan Agreement. The occurrence and continuance of an event of default beyond any applicable notice and grace periods under the Fourth Mezzanine Loan Agreement, provided, that Borrower shall not be required to pay interest at the Default Rate as a result of such Event of Default unless and until Borrower fails to repay the Loan as and when required as a result of such Event of Default, and

      (p) Failure to Make Payments under Fourth Mezzanine Loan Agreement. The failure of the Fourth Mezzanine Borrower to make any payment as and when due under the Fourth Mezzanine Loan Agreement, which failure is not cured or curable by Borrower in accordance with the terms of the Participation Agreement (it being understood that if Borrower no longer has the right to cure Fourth Mezzanine Borrower's failure to make any payment pursuant to the terms of the Participation Agreement, then an Event of Default shall occur under this Agreement).

      Section 7.02. Remedies. If any Event of Default shall occur, Lender may,
(1) by notice to Borrower, declare the outstanding Note, all interest on the Note, and all other amounts payable under any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts due under such other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, (2) exercise any remedies provided in any of the Loan Documents, (3) exercise any rights and remedies provided by Law, and (4) apply any and all funds held in any reserve or other account to repay the Loan.

      No failure on the part of Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver of such right or preclude any other or further exercise of such right or the exercises of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by Law.

      The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment or constitute or be deemed to constitute either a waiver of the unpaid amounts, an accord and satisfaction, or a novation of the Note. Enforcement by Lender of any security for Borrower's obligations under the Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender. Lender may release any guarantor, surety or indemnitor of the Note from liability, in every instance without the consent of Borrower and without waiving any rights which Lender may have under this Agreement or under any other Loan Document or under applicable Law or in equity.

                           ARTICLE VIII. MISCELLANEOUS

      Section 8.01. Taxes. Any and all payments by or on account of any obligation of Borrower under this Agreement and the Note shall be made free and clear of and without deduction for any taxes (other than income or franchise taxes or withholding taxes imposed with respect to payments made to a foreign or non U.S. lender), provided that if Borrower is required to deduct any taxes from such payments, then (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (2) Borrower shall make such deductions and (3) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

      Borrower shall indemnify Lender, within ten (10) days after written demand therefor, for the full amount of any taxes (other than income or franchise taxes or withholding taxes imposed with respect to payments made to a foreign or non U.S. lender) paid by Lender on or with respect to any payment by or on account of any obligation of Borrower under this Agreement or the Note, including taxes imposed or asserted on or attributable to amounts payable under this Section, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender, shall be conclusive absent manifest error.

      As soon as practicable after any payment of taxes by Borrower to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payments or other evidence of such payment reasonably satisfactory to Lender.

      Section 8.02. Appointment of Lender Attorney-in-Fact. Borrower hereby irrevocably appoints Lender attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise (1) to take any and all action and exercise all rights and remedies granted to Lender under this Agreement and each of the other Loan Documents, and (2) to execute any instrument which Lender may deem necessary or advisable to accomplish the purpose of this Agreement or any such other Loan Document.

      Borrower hereby ratifies and approves all acts of Lender as its attorney-in-fact pursuant to this Section, and Lender, as its attorney-in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than those which result from Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement remains in effect.

      Section 8.03. Indemnity and Expenses. Borrower agrees to indemnify Lender and each of its directors, officers, employees, agents and affiliates from and against any and all claims, losses, damages, liabilities and reasonable expenses growing out of or resulting from this Agreement or any other Loan Document or the transactions contemplated by this Agreement or any other Loan Document, including enforcement of this Agreement and each of the other Loan Documents, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the person to be indemnified.

      Within ten (10) days after requested by Lender, Borrower will pay to Lender the amount of any and all costs and expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which Lender may actually incur in connection with (1) any amendment to this Agreement or any other Loan Document, (2) the administration of this Agreement and the other Loan Documents, (3) filing or recording fees incurred with respect to or in connection with this Agreement or any of the other Loan Documents, (4) the exercise or enforcement of any of the rights of Lender under this Agreement or any of the other Loan Documents, (5) the failure by Borrower to perform or observe any of the provisions of this Agreement or any of the other Loan Documents or (6) to the extent permitted or authorized by this Agreement the participation by Lender in any legal proceedings or actions. All such costs and expenses not paid when requested by Lender will accrue interest at a rate per annum equal to the Default Rate.

      The obligations of Borrower under this Section shall survive the repayment of the Loan and all amounts due under or in connection with any of the Loan Documents.

      Section 8.04. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of such payment would be contrary to provisions of Law applicable to Lender limiting rates of interest which may be charged or collected by Lender.

      Section 8.05. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower from this Agreement, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 8.06. Addresses for Notices. All notices and other communications provided for under this Agreement shall be in writing and, mailed or delivered by messenger or overnight deliver service, addressed, in the case of Borrower to the address specified below its signature, and in the case of Lender to the address specified below its signature, or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or delivered by messenger or overnight delivery service, respectively, be effective three (3) days after being placed in the mails and one (1) day after being delivered to the messenger or overnight delivery service, respectively, addressed as specified above.

      Section 8.07. Assignment and Participation. This Agreement shall be binding upon, and shall inure to the benefit of Borrower, Lender and their respective successors and assigns. Borrower may not assign or transfer its rights or obligations under any of the Loan Documents. In the case of an assignment by Lender, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the same rights, benefits and obligations as it would have if it were Lender.

      Lender may sell participations in all or any part of the Loan to one or more Persons. Each such participant shall have no rights under the Loan Documents and all amounts payable by Borrower shall be determined as if Lender had not sold such participation. Lender may furnish any information concerning Borrower and Guarantor in the possession of Lender from time to time to assignees and participants, including prospective assignees and participants.

      Section 8.08. Sale of Note or Securitization.

      (a) Borrower acknowledges that Lender and its successors and assigns may
(i) sell the Pledge Agreement, Note and other Loan Documents to one or more investors as a whole loan, (ii) deposit the Pledge Agreement, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iii) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as "Secondary Market Transaction" or "Securitization"). Borrower shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any rating agency involved in any Secondary Market Transaction. Borrower, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the non-recourse provisions of the Loan or (E) any other material economic term of the Loan. Borrower shall provide such information, legal opinions and documents relating to Borrower and Guarantor as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

      (b) Borrower acknowledges that Lender may on or after the Closing Date sell and assign participation interests in and to the Loan, or pledge, hypothecate or encumber, or sell and assign all or any portion of the Loan, to or with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other Persons, parties or investors (including, without limitation, grantor trusts, owner trusts, special purpose corporations, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by Lender in its sole and absolute discretion and on terms and conditions satisfactory to Lender in its sole and absolute discretion. Borrower and all Affiliates of Borrower associated or connected with the Loan shall, at the sole cost and expense of Lender, cooperate in all respects with Lender in connection with the sale of participation interests in, or the pledge, hypothecation or encumbrance or sale of all or any portion of, the Loan, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be reasonably requested by Lender. Borrower grants to Lender the right to distribute financial and other information concerning Borrower and all other pertinent information with respect to the Loan to any Person who has purchased a participation interest in the Loan, or who has purchased the Loan, or who has made a loan to Lender secured by the Loan or who has expressed an interest in purchasing a participation interest in the Loan, or expressed an interest in purchasing the Loan or the making of a loan to Lender secured by the Loan. If requested by

Lender, Borrower shall execute and deliver, and shall cause each Affiliate of Borrower to execute and deliver, at no cost or expense to Borrower, such documents and instruments as may be necessary to split the Loan into two or more loans evidenced by separate sets of notes and secured by separate sets of other related Loan Documents to the full extent required by Lender to facilitate the sale of participation interests in the Loan or the sale of the Loan or the making of a loan to Lender secured by the Loan, it being agreed that (i) any such splitting of the Loan will not adversely affect or diminish the rights of Borrower as presently set forth herein and in the other Loan Documents and will not increase the respective obligations and liabilities of Borrower or any other Person associated or connected with the Loan, (ii) the Loan Documents securing the Loan as so split will have such priority of lien as may be specified by Lender, and (iii) the retained interest of Lender in the Loan as so split shall be allocated to or among one or more of such separate loans in a manner specified by Lender in its sole and absolute discretion. From and after the effective date of any assignment of all or any portion of the Loan to any Person (an "Assignee") (x) such Assignee shall be a party hereto and to each of the other Loan Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Lender hereunder in respect of such applicable percentage or percentages and (y) Lender shall relinquish its of rights and be released from its obligations hereunder and under the Loan Documents to the extent such applicable percentage or percentages. The liabilities of Lender and each of the other Assignees shall be separate and not joint and several. Neither Lender nor any Assignee shall be responsible for the obligations of any other Assignee.

      (c) In the event that the provisions of this Loan Agreement or any Loan Documents require the receipt of written confirmation from each rating agency with respect to the ratings on the securities, or, in accordance with the terms of the transaction documents relating to a Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Lender to be given, the Borrower shall pay all of the costs and expenses of the Lender, servicer and each rating agency in connection therewith, and, if applicable, shall pay any fees imposed by any rating agency as a condition to the delivery of such confirmation.

      Section 8.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

      Section 8.10. Submission to Jurisdiction. Borrower hereby irrevocably submits to the jurisdiction of any federal or state court sitting in the Nassau County in the State of New York over any action or proceeding arising out of or related to this Agreement and agrees with Lender that personal jurisdiction over Borrower rests with such courts for purposes of any action on or related to this Agreement. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to Borrower at the address of Borrower for notices under this Agreement or at such other address as may be designated in writing by Borrower to Lender, and that upon mailing of such process such service will be effective as if Borrower was personally served. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Borrower further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Borrower agrees that any action on or proceeding brought against Lender shall only be brought in such courts.

      To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under all of the Loan Documents.

      Section 8.11. Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from the obligations hereunder.

      Section 8.12. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under any of the Loan Documents, irrespective of whether or not Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. Lender agrees promptly to notify Borrower, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

      Section 8.13. Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all reasonable documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the Note and any other Loan Document, to protect and further the validity, priority and enforceability of this Agreement and Note and each other Loan Document, or otherwise carry out the purposes of this Agreement, the Note and the other Loan Documents.

      Section 8.14. Miscellaneous. This Agreement is in addition to and not in limitation of any other rights and remedies Lender may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by Borrower or by law or otherwise. If any provision of this Agreement is contrary to applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Agreement. The headings in this Agreement are for convenience of reference only, and shall not affect the interpretation or construction of this Agreement. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      Section 8.15. WAIVER OF JURY TRIAL. BORROWER EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS AGREEMENT.

      Section 8.16. Full Recourse. Borrower, but none of its members unless otherwise agreed in writing by such member, shall be fully and personally liable for payment of the Loan.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the year and date first above written.

                                   FT-TOY LLC

                                   By: WRT Realty L.P.
                                       Managing Member

                                       By: Winthrop Realty Trust
                                           General Partner


                                           By:
                                               ---------------------------------
                                               Name: Peter Braverman
                                               Title: President

                                   Address for Notices:

                                   7 Bulfinch Place
                                   Suite 500, P.O. Box 9507
                                   Boston, Massachusetts 02114
                                   Attention:   Jay Cramer

                                   With a copy to:

                                   WRT Realty, L.P.
                                   Two Jericho Plaza
                                   Wing A, Suite 111
                                   Jericho, New York 11753
                                   Attention:  Peter Braverman

                                   And to:

                                   Post Heymann & Koffler LLP
                                   Two Jericho Plaza
                                   Wing A, Suite 111
                                   Jericho, New York 11753
                                   Attention:  David J. Heymann, Esq.

                                   Arbor Realty Funding LLC


                                   By:
                                       -----------------------------------------
                                   Name: Guy R. Milone, Jr.
                                   Title: General Counsel

                                   Address for Notices:

                                   Arbor Commercial Mortgage, LLC
                                   333 Earle Ovington Boulevard
                                   Uniondale, New York 11553
                                   Attention: General Counsel

                                   With a copy to:

                                   Arbor Commercial Mortgage, LLC
                                   333 Earle Ovington Boulevard
                                   Uniondale, New York 11553
                                   Attention: Asset Management - Loan Monitoring Facsimile No. (516) 832-6461

                                   And to:

                                   Kronish Lieb Weiner & Hellman LLP
                                   1114 Avenue of the Americas
                                   New York, New York 10036
                                   Attention: Thomas D. O'Connor, Esq.
                                   Facsimile No. (212) 479-6275

                                 ACKNOWLEDGMENT

STATE OF ____________ )
                      ) SS:
COUNTY OF ___________ )

      Before me, a Notary Public in and for said County and State, personally appeared ________________________, the _____________________ of
___________________, who acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said limited liability company.

      Witness my hand and Notarial Seal this _______ day of ___________, 2005.


                                              ----------------------------------
                                                        (signature)


                                              ----------------------------------
My Commission Expires:                        (printed name)       Notary Public

_____________________                         Resident of _______________ County

STATE OF ____________ )
                      ) SS:
COUNTY OF ___________ )

      Before me, a Notary Public in and for said County and State, personally appeared ________________________, the _____________________ of
___________________, who acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said limited liability company.

      Witness my hand and Notarial Seal this _______ day of ___________, 2005.


                                              ----------------------------------
                                                        (signature)


                                              ----------------------------------
My Commission Expires:                        (printed name)       Notary Public

_____________________                         Resident of _______________ County

                                    EXHIBIT A

                                  FORM OF NOTE

                                 PROMISSORY NOTE

US $30,000,000.00                                              December __, 2005

      THIS PROMISSORY NOTE ("Note") is made as of December __, 2005 by FT-TOY LLC, a Delaware limited liability company ("Borrower"), in favor of ARBOR REALTY FUNDING LLC, a Delaware limited liability company, and its successors or assigns (collectively, "Lender").

      FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at 333 Earle Ovington Boulevard, Uniondale, New York 11553, or such other place as may be designated by written notice to Borrower from or on behalf of Lender the principal sum of Thirty Million and no/100 Dollars (US $30,000,000.00) on the Maturity Date (as defined the Loan Agreement (as defined below), or such later date as extended to in accordance with the terms of the Loan Agreement.

      Borrower also promises to pay interest on the unpaid principal balance of this Note, for the period any principal is outstanding under this Note, at the office specified above, at the time and rate per annum specified in the Loan Agreement. Any amount of principal or interest due and payable pursuant to this Note which is not paid when due, whether by stated maturity, acceleration or otherwise, shall bear interest from the date when due until said principal amount or interest is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

      If this Note becomes due and payable on a day other than a Business Day, the maturity of this Note shall be extended to the next following Business Day, and interest shall be payable on such payment at the rate specified in this Note during such extension.

      All payments on this Note shall be made in lawful money of the United States of America in immediately available funds.

      Reference is made to the Loan Agreement dated December __, 2005 between Borrower and Lender ("Loan Agreement"). This Note is the Promissory Note referenced in the Loan Agreement and evidences the Loan made by Lender to Borrower pursuant to the Loan Agreement. All capitalized terms used in this Note which are not defined in this Note shall have the meaning specified for such term in the Loan Agreement.

      The Loan Agreement provides for the acceleration of the maturity of the Loan upon the occurrence of an Event of Default and for prepayments on the terms and conditions set forth in such Loan Agreement.

      Borrower hereby waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

      This Note shall be governed by, and interpreted and construed in accordance with, the laws of the state of New York, without regard to its conflicts of law provisions.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date first above written.

                                   FT-TOY LLC

                                   By: WRT Realty L.P.
                                   Managing Member

                                   By: Winthrop Realty Trust
                                       General Partner


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                   Borrower's Social Security/Employer ID Number


                                   ---------------------------------------------

                                   SCHEDULE 1

                              ORGANIZATIONAL CHART


                                       1-1